UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Company today announced that eFunds Prepaid Solutions, a wholly owned subsidiary of the Company, has entered into a 9.5 year agreement with American Express Travel Related Services Company, Inc. ("Amex") pursuant to which eFunds Prepaid Solutions will provide processing services for Amex’s mall, gift, travel and incentive prepaid programs. The Company anticipates that it will begin the first phase of processing Amex prepaid programs in mid 2007 with program conversions and implementations continuing through 2008. Upon completion of the migration process, the Company will be the exclusive processor of Amex’s mall and universal gift cards in the United States and will also provide processing, on a non-exclusive basis, for Amex’s Tavelers Cheque, incentive and other domestic and international prepaid programs.

A copy of the press release related to this transaction is attached as Exhibit 99.1 to this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

December 5, 2006	By:	/s/ Paul F. Walsh

Name: Paul F. Walsh
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 6, 2006